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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 18, 2005

                                METALS USA, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       1-13123                  76-0533626
(State or Other Jurisdiction
       of Incorporation)             (Commission               (IRS Employer
                                     File Number)            Identification No.)


     One Riverway, Suite 1100
          Houston, Texas                                          77056
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (713) 965-0990

                                       N/A
       ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Metals USA, Inc., (the "Company"), a Delaware corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of May 18, 2005 (the "Merger Agreement"), with Flag Holdings Corporation, a Delaware corporation ("Parent"), and Flag Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Subject to the satisfaction or waiver of the conditions contained in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation ("Surviving Corporation") and as a wholly owned subsidiary of Parent. Parent is owned by affiliates of Apollo Management, L.P., a private investment firm. Certain members of the Company's management will participate as equity holders in Surviving Corporation or Parent after the closing of the Merger. Completion of the Merger is subject to receipt of the approval of the Company's shareholders and certain regulatory authorities and other customary closing conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement and subject to the conditions therein, at the effective time of the Merger, each outstanding share of common stock, par value $.01 per share (the "Shares"), of the Company (excluding any Shares owned by the Company, Parent, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (which shall be cancelled and shall cease to exist with no payment being made with respect thereto) and any Shares owned by stockholders properly exercising appraisal rights under Delaware law), shall be converted into and represent the right to receive $22.00 in cash, without interest.

Pursuant to the Merger Agreement and subject to the conditions therein, from and after the effective time of the Merger, each outstanding warrant to purchase Shares ("Warrant") issued pursuant to the Warrant Agreement, dated as of October 31, 2002, by and between the Company and Equiserve Trust Company, N.A. (the "Warrant Agreement"), or otherwise, shall represent the right to receive (upon surrender of such Warrant and the payment to the Surviving Corporation of the exercise price thereunder) a cash payment, without interest, equal to $22.00 for each Share underlying the Warrants. If there are any Warrants that have not been exercised prior to the effective time of the Merger then, on the effective time, the Company will deliver notice to the Warrant Agent and the holders of unexercised Warrants notifying them that the Company has elected to accelerate the expiration of the Warrants to the 60th day following the effective time. If a Warrant has not been exercised prior to the effective time of the Merger but was exercised prior to the 60th day following the Merger, such holder will be entitled to receive (upon surrender of the Warrant and the payment to the Surviving Corporation of the exercise price thereunder) the cash payment referenced above. Any Warrant that remains unexercised for more than 60 days following the expiration acceleration notice will expire.

Pursuant to the Merger Agreement and subject to the conditions therein, as of the effective time of the Merger, each option to purchase Shares under the Company's 2002 Long-Term Incentive Plan (the "2002 Plan") or otherwise (whether vested or unvested) (other than options held by certain executive officers and other members of senior management who may be required to convert their options into the right to purchase the stock of either the Parent or the Surviving Corporation) will be cancelled and shall be entitled to receive, from Parent or from the Surviving Corporation, as soon as practicable following the Effective Time, a cash payment equal to the amount by which $22.00 exceeds the exercise price for each Share underlying such option, less applicable withholding taxes.

Pursuant to the Merger Agreement and subject to the conditions therein, as of the effective time of the Merger, each outstanding and unvested right to receive one Share ("MUSA Deferred Stock Right") granted under the 2002 Plan or otherwise, will be cancelled and converted into the right to receive, from Parent or from the Surviving Corporation, as soon as practicable following the Effective Time, an amount in cash equal to the Merger Consideration (less any applicable withholding taxes and without interest).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit hereto, and is incorporated herein by reference.

Item 8.01. Other Events

In connection with the Merger Agreement, at the specific request of Parent, and as a condition to Parent's willingness to enter into the Merger Agreement, Citadel Equity Fund Ltd. ("CEF") and Citadel Credit Trading Ltd. ("CCT") (individually a "Stockholder" and collectively, the "Stockholders") entered into a Support Agreement, dated as of May 18, 2005, with Parent (the "Support Agreement"). Pursuant to the Support Agreement, the Stockholders agreed to be present (in person or by proxy) at any meeting of the Company's stockholders and at every postponement or adjournment thereof and to vote or cause to be voted, all of their Shares: (a) in favor of (1) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger and (2) any other matter that is required by law or any regulatory authority to be approved by the stockholders of the Company to facilitate the transactions contemplated by the Merger Agreement, including the Merger and (b) against (1) any Acquisition Proposal (as defined below) other than as contemplated by the Merger Agreement,
(2) any liquidation or winding up of the Company and (3) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage or have the effect of discouraging the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Support Agreement also provides that in certain limited circumstances in which a Stockholder fails either to be present at the meeting or to provide a proxy in advance of the meeting, such Stockholder grants Parent an irrevocable proxy to vote such Stockholder's shares of Common Stock, solely on the matters described in the immediately preceding sentence, effective until the valid termination of the Support Agreement.

Each Stockholder also agreed to certain restrictions on its ability to sell or transfer its Shares until the termination of the Support Agreement. These restrictions include an agreement not to: (i) sell, transfer, pledge, encumber, assign, otherwise dispose of, or enter any contract, option or other arrangement or understanding to do any of the foregoing or limit its voting rights; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into any voting agreement; (iii) take any action that would cause any representation or warranty of the Stockholders contained in the Support Agreement to be untrue or have the effect of preventing or disabling the Stockholders from performing its obligations thereunder; or (iv) commit or agree to do any of the foregoing.

The Support Agreement terminates upon the earlier of: (i) termination of the Merger Agreement in accordance with its terms; (ii) consummation of the Merger;
(iii) any amendment to the Merger Agreement without the prior written consent of the Stockholders that reduces the Merger Consideration below $22.00 per share or changes the form of Merger Consideration to other than cash; and (iv) December 15, 2005.

"Acquisition Proposal" means any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company; (ii) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 25% voting or economic interest in the Company; or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets of the Company and its subsidiaries taken as a whole (including stock of the subsidiaries of the Company).

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

     2.1 Agreement and Plan of Merger, dated as of May 18, 2005, by and among Flag Holdings Corporation, Flag Acquisition Corporation, a wholly owned subsidiary of Flag Holdings Corporation, and Metals USA, Inc.

     4.2 Warrant Agreement, dated as of October 31, 2002, by and between the Company and Equiserve Trust Company, N.A., as Warrant Agent, incorporated herein by reference to Exhibit 2.3 to the Company's registration statement on Form 8-A (File No. 1-13123), filed with the Commission on November 20, 2002.

     10.5 Support Agreement, dated as of May 18, 2005, by and among Flag Holdings Corporation, Citadel Equity Fund Ltd., and Citadel Credit Trading Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Metals USA, Inc.
                                      (Registrant)


Date:  May 19, 2005                   By: /s/ Terry L. Freeman
                                          --------------------------------------
                                          Name: Terry L. Freeman
                                          Title:  Senior Vice President & Chief
                                                  Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
---------      -----------


   2.1 Agreement and Plan of Merger, dated as of May 18, 2005, by and among Flag Holdings Corporation, Flag Acquisition Corporation, a wholly owned subsidiary of Flag Holdings Corporation, and Metals USA, Inc.

   4.2 Warrant Agreement, dated as of October 31, 2002, by and between the Company and Equiserve Trust Company, N.A., as Warrant Agent, incorporated herein by reference to Exhibit 2.3 to the Company's registration statement on Form 8-A (File No. 1-13123), filed with the Commission on November 20, 2002.

  10.5 Support Agreement, dated as of May 18, 2005, by and among Flag Holdings Corporation, Citadel Equity Fund Ltd., and Citadel Credit Trading Ltd.